                                                                   EXHIBIT 10.25

                               SciQuest.com, Inc.

                             5151 McCrimmon Parkway
                                   Suite 208
                             Morrisville, NC 27560


                                October 25, 1999

                                                           STRICTLY CONFIDENTIAL
                                                           ---------------------
Dupont Pharmaceuticals Company
Attention:  Ms. Laurie Strehl



     Re:  Strategic Relationship between SciQuest.com, Inc. ("SciQuest") and
          ------------------------------------------------------------------
          Dupont Pharmaceuticals Company ("Dupont Pharmaceuticals")
          ---------------------------------------------------------

Laurie:

     This Letter Agreement, together with the attached Term Sheet, set forth the general terms and conditions of the proposed business transaction between SciQuest and Dupont Pharmaceuticals. This Agreement constitutes a binding agreement to consummate the transactions described herein, except as expressly provided in the Term Sheet. The summary of important terms and conditions of the proposed transaction and the intentions of the parties are set forth herein and in the attached Term Sheet, the terms of which are incorporated herein by reference.

     1.  Definitive Agreements.  The terms, conditions and intentions set forth
         ---------------------
herein and in the Term Sheet are to be supplemented by mutually acceptable, additional agreements to be negotiated and executed by SciQuest and Dupont Pharmaceuticals ("Additional Agreements"). Such Additional Agreements shall contain such warranties, representations, covenants, agreements that are typically found in transactions of the type contemplated herein in addition to such other provisions agreed to by the parties at that time. SciQuest and Dupont Pharmaceuticals will cooperate with each other to the fullest extent in connection with the prompt negotiation and execution of Additional Agreements and other necessary documentation.

     2.  Confidentiality and Trade Secrets.  In the performance of this Letter
         ---------------------------------
Agreement, each party may disclose to the other certain Proprietary Information. For the purposes of this Letter Agreement, (i) "Proprietary Information" means Trade Secrets and any other information that is of value to its owner and is treated as confidential; (ii) "Trade Secrets" means business or technical information, including, but not limited to, a formula, pattern, program, device, compilation of information, method, technique, or process that: (y) derives independent actual or potential commercial value from not being generally known or
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Dupont Pharmaceuticals Company
October 7, 1999
Page 2


readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from its disclosure or use; and (z) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (iii) "Owner" refers to the party disclosing Proprietary Information hereunder, whether such party is SciQuest or Dupont Pharmaceuticals and whether such disclosure is directly from Owner or through Owner's employees or agents; and (iv) "Recipient" refers to the party receiving any Proprietary Information hereunder.

     Recipient acknowledges and agrees that the Proprietary Information shall remain the sole and exclusive property of Owner or a third party providing such information to Owner. The disclosure of the Proprietary Information to Recipient does not confer upon Recipient any license, interest, or rights of any kind in or to the Proprietary Information, except as provided under this Letter Agreement. Recipient shall require any Recipient of Proprietary Information to abide by the restrictions of this Agreement concerning the Proprietary Information before disclosing such Proprietary Information to the Recipient. Subject to the terms set forth herein, Recipient shall protect the Proprietary Information of Owner with the same degree of protection and care Recipient uses to protect its own Proprietary Information, but in no event less than reasonable care. With regard to Trade Secrets, the obligations in this Section shall continue for so long as such information continues to be a Trade Secret. With regard to Confidential Information, the obligations in this Section shall continue for a period of four (4) years after disclosure.

     3.  Termination.  Either party may terminate this Letter Agreement upon a
         ------------
material breach of this Letter Agreement by the other party, which breach shall continue for at least thirty days following delivery of written notice of such breach.

     4.  Closing.  The transactions contemplated herein shall occur on a date to
         -------
be set pursuant to the terms of the Additional Agreements, in the offices of SciQuest, but, in any event, no later than 10:00 a.m. on [++++++++] (the "Closing").

     5.  Negotiations With Third Parties.  Commencing on the date on which
         -------------------------------
SciQuest and Dupont Pharmaceuticals execute this Letter Agreement and ending on the earlier to occur of (i) December 31, 1999 or (ii) Closing, neither Dupont Pharmaceuticals nor its affiliates, nor any of its officers, directors, employees, agents, shareholders or representatives (including but not limited to, brokers, bankers, finders, accountants, attorneys or trustees engaged by or representing it or any other related party) shall engage in any discussions with respect to the type of business transactions contemplated herein, and shall suspend any such discussions in progress on the date of acceptance of this Letter Agreement.

     6.  Expenses.  Each party will bear and pay its own costs and expenses
         --------
incurred with respect to the transactions contemplated herein.

     7.  Publicity.  Neither SciQuest nor Dupont Pharmaceuticals shall issue a
         ----------
publicity release or public announcement or otherwise make any disclosure (other than disclosure by SciQuest relating to the registration statement on Form S-1 filed by it in connection with its initial public offering) concerning this Letter Agreement or the transactions contemplated hereby, without prior review and consent by the other party hereto (which consent shall not be unreasonably withheld).
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Dupont Pharmaceuticals Company
October 7, 1999
Page 3


     8.  Entire Understanding.  This Letter Agreement and the attached Term
         --------------------
Sheet embody the entire understanding of the parties hereto with respect to the transactions contemplated herein and supersede all prior or contemporaneous written or oral understandings or arrangements and commitments with respect thereto. This Letter Agreement and the attached Term Sheet may be amended, modified, superseded or canceled only by a written instrument which specifically states that it amends this such document, executed by an authorized officer of each entity to be bound thereby.

     9.  Governing Law.  This Letter Agreement shall be governed by and
         -------------
construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

     If this Letter Agreement is acceptable to you, please do so signify by signing this copy of the Letter Agreement and returning it to the undersigned no later than October 28, 1999.


                                    Respectfully,

                                    SCIQUEST.COM, INC.


                                    By:  /s/ Scott Andrews
                                         -----------------
                                         Mr. M. Scott Andrews
                                         President and Chief Executive Officer

ACCEPTED AND AGREED TO BY:

Dupont Pharmaceuticals Company


     By:  /s/ Richard E. Gin
          ------------------
     Name:   Richard E. Gin
             --------------
     Title:  CFO
             ---


Date:  10/28/99
       --------
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Dupont Pharmaceuticals Company
October 7, 1999
Page 4


                                  TERM SHEET

                              SciQuest.com, Inc.
                                      and
                        Dupont Pharmaceuticals Company

                               October 25, 1999



Parties:                  SciQuest.com, Inc. - "SciQuest"
                          Dupont Pharmaceuticals Company- "Dupont"

Relationship:             Dupont shall use SciQuest as its exclusive third party direct laboratory products electronic aggregator for North America . In addition, Dupont shall not enter into any agreement with a third party to serve as a third party direct laboratory products electronic aggregator in any territory outside of North America unless Dupont shall have first notified SciQuest of such opportunity and shall have negotiated in good faith for SciQuest to act as its third party direct laboratory products electronic aggregator in such territory. Dupont shall use SciQuest as its exclusive third party electronic channel for marketing and selling its used, refurbished and surplus scientific equipment through an electronic distribution system.  Dupont reserves the right to purchase goods directly from vendors if, at Dupont's sole discretion,  it deems necessary; provided however that SciQuest is given reasonable notice and an opportunity to provide services that would satisfy Dupont's requirements.

Term:                     3 years.

Dupont Purchasing Site    SciQuest shall create, develop, and maintain a private purchasing site accessible by
                          Dupont at no cost to Dupont  (the "Buyer Site").  The Buyer Site shall be a customer specific version of the SciQuest Marketplace.  SciQuest shall have control over the
                          development of the Buyer Site subject to Dupont's approval.    SciQuest shall integrate
                          the Buyer Site with the enterprise procurement application chosen and implemented by
                          Dupont as reasonably requested by Dupont.

Minimum Volume:           Dupont shall use its best efforts to purchase a minimum of $5 million in Qualified
                          Scientific Products through the SciQuest system in each calendar year during the term of the relationship.  The minimum volume shall include any purchases by "Dupont
                          Subsidiaries".  The minimum volume shall be prorated for each portion of a calendar year for which this contract is in effect.  Dupont Subsidiaries shall be defined as any foreign or domestic subsidiary, including any incorporated or unincorporated company, joint venture or partnership, which is at least fifty percent (50%) owned, directly or indirectly by Dupont, or if not fifty percent (50%) owned, then the maximum percent ownership permitted by law in the relevant country, and shall include any company or enterprise which, irrespective of ownership, is operated by Dupont or a "Dupont
                          Subsidiary".  Only subsidiaries having the express authorization of Dupont shall be included.

Initial Warrants:         In partial consideration for Dupont's entering into the relationship, directing  its suppliers to participate in the SciQuest system, participating in reasonable case studies and promoting as agreed to between the parties from time to time the SciQuest solution, SciQuest shall issue to Dupont, upon the execution of Definitive Agreements, a warrant to acquire 75,000 shares of SciQuest common stock at an exercise price of
                          $0.001 per

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Dupont Pharmaceuticals Company
October 7, 1999
Page 5


                          share.  One-third of the Initial Warrant shall be exercisable upon each anniversary of the date the Initial Warrant is granted.

Dupont's Suppliers:       Dupont shall use its best efforts to direct  all of its suppliers of scientific products and supplies to use SciQuest as the Third Party Aggregator for Dupont
                          purchases.  Dupont agrees to the use of customary and reasonable letters, meetings and other communications designed to lead to the acceptance by such suppliers of SciQuest as Dupont's electronic purchasing intermediary.  Dupont shall have final approval on all communications coming from Dupont.

Participation in Case     Dupont shall participate in reasonable case studies to be conducted by SciQuest
 Study:                   regarding electronic distribution of scientific products and supplies and the SciQuest system.  Dupont acknowledges that by so agreeing it may incur certain reasonable expenses and that the results of such case studies may be used by SciQuest in its marketing efforts, if approved by Dupont (such approval to be not unreasonably withheld).  Dupont specifically agrees to allow SciQuest to use  the fact that Dupont is a customer of SciQuest in all reasonable business uses, if approved by Dupont (such approval to be not unreasonably withheld), and if specifically agreed to in writing, may consider allowing SciQuest to use its name in publications, etc.

Promotion of SciQuest     As agreed by the parties on a case by case basis, Dupont shall promote the SciQuest
 Solution:                solution in the scientific products industry, to scientific product suppliers and to other buyers of scientific products and supplies.

Incentive Warrants:       To encourage maximum utilization of the SciQuest system by Dupont, SciQuest shall issue to Dupont, on February 15th 2001, 2002 and 2003, additional warrants to acquire that number of shares of SciQuest common stock determined below, at the price to the public in the initial public offering of SciQuest's common stock (the "Incentive Warrants").
                          The number of shares of common stock eligible to be purchased pursuant to the Incentive
                          Warrants for each calendar year shall be determined as follows:

                          .  For 2000 (which shall consist of the period from the date of this Term Sheet until
                             December 31, 2000), the number of shares shall be equal to the quotient of (i) the annual volume of Qualified Scientific Products sold to Dupont through the SciQuest system divided by (ii) [++++++++].

                          .  For 2001, the number of shares shall be equal to the quotient of (i) the annual volume of  Qualified Scientific Products sold to Dupont through the SciQuest system less year 2000 volume) divided by (ii) [++++++++].

                          .  For 2002, the number of shares shall be equal to the quotient of (i) the annual volume of Qualified Scientific Products sold to Dupont through the SciQuest system less year 2001 volume) divided by (ii) [++++++++].

                          Incentive Warrants shall be exercisable upon issuance.  [++++++++++++++++++++]

Termination of Warrants:  The Initial warrants and the Incentive warrants shall terminate, to the extent not already exercised, upon the termination of the Definitive Agreements and, in any event, five years after issuance.

Adjustment of Shares:     All references to share information, including number of shares and price per share, shall be deemed automatically adjusted to reflect any stock dividend, stock split, reverse stock

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Dupont Pharmaceuticals Company
October 7, 1999
Page 6


                          dividend or reverse stock split or any recapitalization of SciQuest.

Qualified Scientific      Qualified Scientific Products are scientific and laboratory products or supplies sold
 Products                 through the SciQuest system on terms and conditions that are mutually agreeable to
                          SciQuest and Dupont.  If requested by Dupont, SciQuest shall enter into good faith negotiations with the primary laboratory products partner (the "Primary Partner") to agree upon terms and conditions for inclusion of Primary Partner's products in the
                          SciQuest system on terms mutually agreed to by SciQuest, Dupont, and Primary Partner.

Assignability             Dupont may assign the Letter Agreement, these Terms and Conditions, the Definitive
                          Agreements, and any Warrants granted hereunder to any successor in interest to the assets of Dupont, whether by merger, acquisition, joint venture or otherwise.  SciQuest shall retain reciprocal rights with respect to this Assignability section.

Limitation on Liability   Dupont's liability for breach of the Letter Agreement, these Terms and Conditions, the
                          Definitive Agreements, and any Warrants issued hereunder shall be limited to the return of any warrants or stock purchased thereunder, or the net proceeds of such stock if sold by Dupont.